UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-54377

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 31, 2017, Timothy J. Rohner resigned his roles as an independent director member of the Board of Directors (the "Board"), member and Chairman of the Audit Committee, member of the Nominating and Corporate Governance Committee, and member of the Compensation Committee of Griffin Capital Essential Asset REIT, Inc. (the "Registrant"), effective as of the same date. Mr. Rohner's decision to resign was for health reasons and did not involve any disagreement with the Registrant, the Registrant's management, or the Board. Also on January 31, 2017, in accordance with the Registrant's bylaws and charter, the Nominating and Corporate Governance Committee and the Board appointed Ranjit M. Kripalani as an independent director member of the Board to fill the vacancy created by Mr. Rohner's resignation, as well as a member and Chairman of the Audit Committee, a member of the Nominating and Corporate Governance Committee, and a member of the Compensation Committee. The Board has reviewed Mr. Kripalani's background and qualifications and has deemed him to be an "audit committee financial expert," as such term is defined by the rules and regulations of the Securities and Exchange Commission.
From 2009 to 2014, Mr. Kripalani, age 57, served as the chief executive officer of CRT Capital Group LLC, an institutionally focused broker-dealer. Prior to joining CRT Capital Group LLC, Mr. Kripalani worked at Countrywide Capital Markets, Inc. and Countrywide Financial Corporation from 1998 to 2008, where he served in a number of roles, including as president of capital markets and executive managing director of Countrywide Financial Corp. and chief executive officer and president of Countrywide Capital Markets from 2001 to 2008. Mr. Kripalani also served as president and chief executive officer of Countrywide Securities Corporation from 2000 to 2008 and was the executive vice president and national sales manager for Countrywide Securities Corporation from 1998 to 2000. Prior to joining Countrywide, Mr. Kripalani served as managing director and head of mortgage trading for Chase Securities, Inc. from 1995 to 1998, and as managing director and head of mortgage trading for PaineWebber, Inc. from 1985 to 1995. Mr. Kripalani also currently serves on the board of directors of Western Asset Mortgage Corp., a position he has held since 2014. Mr. Kripalani has a B.A. in International Relations from Tufts University and a Graduate Diploma in Business Studies from the London School of Economics.
On January 31, 2017, Mr. Kripalani was granted a restricted stock award of 5,000 shares under the Registrant's Long Term Employee Incentive Plan. The restricted stock award vested in full immediately on the grant date. Mr. Kripalani will also be entitled to receive all fees payable by the Registrant to its directors who are not employees of the Registrant on a pro-rata basis beginning on the date of his appointment.
There is no arrangement or understanding between Mr. Kripalani and any other person pursuant to which Mr. Kripalani was selected as a independent director, and there are no related party transactions between the Registrant and Mr. Kripalani that would require disclosure under Item 404(a) of Regulation S-K.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: February 3, 2017	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Assistant Secretary